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                             AMENDMENT TO LEASE
                            EXPANSION & EXTENSION


THIS AMENDMENT TO LEASE is made as of the 18th day of September, 1996, by and between JMB GROUP TRUST III ("Landlord") and INTELLIQUEST, INC. ("Tenant")

                              R E C I T A L S:

    A. Landlord and Tenant entered into a certain Lease (the original "Lease") dated as of SEPT. 15, 1992, whereby Landlord leased to Tenant certain premises (the original "Premises") on the FIRST AND SECOND (1ST &
2ND) floors of the certain building (the "Building") known as CIELO CENTER BUILDING TWO and located at 1250 CAPITAL OF TEXAS HWY.S. AUSTIN, TEXAS 78746.
 The Original Premises contain approximately 10,600 rentable square feet. Landlord and Tenant also entered into Expansion Agreements dated 9/15/92 - 1,544 RSF, 9/15/92 - 582 RSF, 12/3/93 - 2,799 RSF, 11/29/93 - 1,693 RSF,
5/16/94 - 1,186 RSF, 4/24/95 - 3,633 RSF, and 1/24/96 - 1,786 RSF consisting of 13,223 rentable square feet for a total leased of 23,823 rentable square feet.

    B. The parties desire to extend the Lease, all on the terms and conditions set forth below.

    C. The parties desire to relocate the Present Premises to BUILDING ONE, SUITES 500 & 600 (the "Substitution Premises"), consisting of approximately 23,823 rentable square feet of space. The Substitution Premises and Expansion Space defined below are sometimes herein referred to collectively as the "Premises."

    D. Tenant has requested to lease additional space in the "Property" consisting of approximately 6,528 square feet of rentable space (the "Expansion Space") and that the Lease be appropriately amended, and Landlord is willing to do the same, all on the terms and conditions hereinafter set forth whereupon the Premises will consist of a total of approximately 30,351 rentable square feet as described or shown on EXHIBIT A.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and in the Lease contained, it is hereby agreed as follows:

    1. DEFINED TERMS. Each capitalized term used as a defined term in this Amendment but not otherwise defined in this Amendment shall have the same meaning ascribed to such term in the Lease.

    2. EXTENSION. The term of the Lease is hereby modified such that the current term will expire and a new extended term ("Extended Term") will commence on FEBRUARY 1, 1998 (the "Extension Date") with such Extension Term continuing until FEBRUARY 28, 2002 (the "New Expiration Date"), unless sooner terminated in accordance with the terms of the Lease or as provided below.

    3. RELOCATION. On MARCH 1, 1997 or on the fifth day after such later date on which the Substitution Premises have been substantially completed by Landlord as provided in Exhibit B attached hereto (the "Relocation Date") Tenant shall relocate to the Substitution Premises, effective as of the relocation date, surrender the Present Premises which Landlord agreees to accept and enter possession of pursuant to Article 13 of the certain Lease dated 9/15/92, lease the Substitution Premises but all of the other terms and conditions of the Lease currently in effect except as expressly modified herein.

    4. EXPANSION. Commencing on the Relocation Date, the Expansion Space shall be added to and become a part of the Premises, subject to all of the terms and conditions of the Lease currently in effect, except as modified herein.

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    5.  BASE RENTAL RATE:

                                  ANNUAL BASE RENT          MONTHLY BASE RENT
                                  ----------------          -----------------
        3/1/97 - 2/28/98           $611,572.65                 $50,964.39
        3/1/98 - 2/28/99            631,300.80                  52,608.40
        3/1/99 - 2/29/00            644,958.75                  53,746.56
        3/1/00 - 2/28/01            666,204.45                  55,517.04
        3/1/01 - 2/28/02            687,450.15                  57,287.51

    The above table will be adjusted if relocation date is other than 3/1/97.

    6. TENANT IMPROVEMENTS. Landlord shall provide a $16.00 per rentable square foot allowance for construction, mechanical drawings, and tenant improvements per the attached Work Letter Agreement, EXHIBIT B. As of the date of this Amendment, to the best of Landlord's knowledge, the mechanical and electrical systems in the substitution premises are in operable working order. An additional amount of up to $3.00 per rentable square foot shall be made available to Tenant, and if used, amortized into the Base Rental at 10% interest per annum.

    7. BASE YEAR. Commencing on 3/1/97, the new Base Year shall be 1997 with a 7% Cap on controllable expenses. See EXHIBIT C.

    8. RIGHT OF FIRST OFFER. Landlord shall give Tenant a Right of First Offer on the space on floor two of Building One. Space will be co-terminous with existing Lease and shall be at the then prevailing Rental Rate. See EXHIBIT D.

    9. SECURITY DEPOSIT. A security deposit of $21,905.96 is currently on file with Landlord. Tenant shall deposit an additional $32,118.82 as security upon Execution of this Amendment to Lease into an interest bearing account. Provided Tenant is not in default under this Lease, at the end of the 24th month, the $32,118.82 additional security deposit will be returned to Tenant with interest. If additional tenant improvement dollars are amortized in the Base Rent, the security deposit shall be increased by 10% for every additional $1.00 per rentable square foot spent. By way of example, if the total amount of $3.00 per square foot additional tenant improvement was spent, the security deposit would be increased by $5,415.

    10. PARKING. Tenant's covered parking in the garage shall be increased to thirty four (34) spaces at the initial rate of $25 per space per month. Two runner spaces at the back of Building One will be provided by Landlord at the initial rate of $50 per space per month. Tenant will have the option to exchange their previously held parking spaces with parking spaces held by GSD&M.

    11. STORAGE SPACE. Landlord will provide additional storage to Tenant at prevailing market rate when available.

    12. BROKER. Tenant represents that except for Heitman Properties of Texas Ltd. ("Heitman")and CB Commercial, Tenant has not retained, contracted or otherwise dealt with any real estate broker, salesperson or finder in connection with this Amendment, and no such person initiated or participated in the negotiation of this Amendment. Tenant shall indemnify and hold Landlord and Heitman harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord agrees to pay all commissions on account of this Amendment.

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    13.  CONFLICT.  If any conflict exists between the terms or provisions of the Lease and the terms or provisions of this Amendment, the terms and provisions of this Amendment shall govern and control.

    14. EFFECT OF AMENDMENT. As amended by this Amendment, the Lease shall remain in full force and effect and is ratified by Landlord and Tenant. This Amendment contains the entire agreement of the parties with respect to the Premises, and all preliminary negotiations with respect thereto are merged into and superseded by this Amendment.

    15. EXCULPATION OF LANDLORD AND HEITMAN. Notwithstanding anything to the contrary contained in this Lease or in any exhibits, Riders or addenda hereto attached (collectively the "Lease Documents"), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or otherwise arising out of Tenant's use of the Premises or the Building (collectively, "Landlord's Lease Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under the Lease Documents are a part ("Landlord's Real Estate") and not to any other assets of Landlord or its beneficiaries; and (b) except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, its beneficiaries, Heitman Capital Management Corporation, Heitman Properties Ltd. or Heitman Properties of Texas Ltd., Inc., or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Lease to be duly executed and delivered as of the day and year first written above.


TENANT:


INTELLIQUEST, INC.


By:  ___________________________________


Its: ___________________________________



LANDLORD:


JMB GROUP TRUST III, an Illinois trust

    By:  HEITMAN/JMB INSTITUTIONAL ADVISORS, an Illinois general partnership, agent

         By:  HEITMAN CAPITAL MANAGEMENT CORPORATION,
              an Illinois corporation, managing partner


              By:   ___________________________________


              Its:  ___________________________________